Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 23, 2020 (September 9, 2020, as to the effects of the reverse stock split discussed in Note 15), relating to the financial statements of Dyne Therapeutics, Inc. included in Registration Statement No. 333- 248414 on Form S-1 of Dyne Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 16, 2020